EXHIBIT 99.1

TO:	First American Title Insurance Company	Escrow No.
	30 North LaSalle Street, Suite 300	Escrow Officer:
	Chicago, Illinois 60602	Title Order No.
	(“Escrow Holder”)	Title Officer:

THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of this 16th day of June, 2006 (the “Contract Date”) by and between FIRST INDUSTRIAL HARRISBURG, L.P., a Delaware limited partnership (“Seller”), and CORNERSTONE REALTY FUND, L.L.C., a California limited liability company (“Purchaser”).

1.             SALE.

Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, for the purchase price set forth below and on the terms and conditions set forth in this Agreement, all of the following:

(a)           that certain tract or parcel of land, together with all rights, easements and interests appurtenant thereto including, but not limited to, any streets or other public ways adjacent to said tract or parcel and any water or mineral rights owned by, or leased to, Seller, which is described on Exhibit A attached hereto and made a part hereof (the “Land”);

(b)           all of the buildings, structures, fixtures and other improvements located on the Land, including, but not limited to, the buildings commonly known by the street addresses 14944, 14946, and 14948 Shoemaker Avenue, Santa Fe Springs, California, and all other on-site structures, systems, and utilities associated with the building (all such improvements being referred to herein as the “Improvements”), but excluding improvements, if any, owned by any tenant(s) located therein;

(c)           Seller’s right, title and interest in all leases and other agreements to occupy all or any portion of any or all of the Land and the Improvements that are in effect on the Contract Date or into which Seller enters prior to Closing (as hereinafter defined) pursuant to the terms of this Agreement (collectively, the “Leases”);

(d)           all of Seller’s right, title and interest in and to all tangible personal property upon the Land or within the Improvements, including, without limitation, heating, ventilation and air conditioning systems and equipment, appliances, furniture, tools and supplies, owned by Seller and used by Seller in connection with the ownership and operation of the Land and the Improvements (the “Personal Property”), but excluding any and all items of tangible personal property owned by the tenants;

(e)           all of Seller’s right, title and interest in and to all assignable contracts and agreements to which Seller is a party (other than Leases) relating to the upkeep, repair, maintenance, leasing or operation of any or all of the Land, Improvements and the Personal

Property, and all comparable contracts, agreements or arrangements into which Seller enters prior to Closing pursuant to this Agreement (collectively, the “Contracts”), except that Purchaser shall not assume and accept at Closing those Contracts which constitute Rejected Contracts (as hereinafter defined); and

(f)            to the extent transferable, all of Seller’s right, title and interest (if any) in and to all intangible assets of any nature relating to any or all of the Land, the Improvements and the Personal Property, including, but not limited to, (i) all guaranties and warranties issued with respect to the Personal Property or the Improvements; (ii) all plans and specifications, drawings and prints describing the Improvements; (iii) trademarks or trade names associated with the Improvements; and (iv) all licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by any governmental authority in connection with the Land or the Improvements (collectively, the “Intangibles”).

The Land, the Improvements, the Personal Property, the Contracts, the Leases and the Intangibles are hereinafter referred to collectively as the “Property.”

2.             PURCHASE PRICE.

The total purchase price to be paid to Seller by Purchaser for the Property shall be NINE MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($9,900,000.00) [the “Purchase Price”], plus or minus prorations as hereinafter provided.

3.             ESCROW.

3.1           Opening of Escrow. This Agreement contains instructions to Escrow Holder regarding the escrow (“Escrow”) created pursuant to this Agreement. For purposes of this Agreement, the Escrow shall be deemed opened on the date Escrow Holder receives a fully executed original or originally executed counterparts of this Agreement from Seller and Purchaser (the “Opening of Escrow”), and Escrow Holder shall notify Purchaser and Seller, in writing, of the date Escrow is opened. Purchaser and Seller agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions of Escrow Holder or other instruments as may reasonably be required by Escrow Holder in order to consummate the transaction contemplated by this Agreement. Any such supplemental instructions shall not conflict with, amend or supersede any portions of this Agreement. To the extent of any inconsistency between the provisions of such supplemental instructions and the provisions of this Agreement, the provisions of this Agreement shall control.

3.2           Close of Escrow. For purposes of this Agreement, the “Close of Escrow” or “Closing” shall be defined as the date that the grant deed (“Grant Deed”), the form of which is attached hereto as Exhibit B, conveying the Property to Purchaser, is recorded in the official records of the Los Angeles  County, California Recorder’s Office (the “Official Records”). This Escrow shall close (the “Closing Date”) on or before June 30, 2006; provided, however, that Seller may, by written notice to Purchaser delivered no later than June 23, 2006, elect to extend the Closing Date to a date not later than July 6, 2006.

4.             DEPOSIT AND PAYMENT OF PURCHASE PRICE.

4.1           Deposit. Within three (3) business days after the Opening of Escrow, Purchaser shall deposit, or cause to be deposited with Escrow Holder, in cash, by certified or bank cashier’s check made payable to Escrow Holder, or by a confirmed wire transfer of funds (hereinafter referred to as “Immediately Available Funds”), the sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (the “Deposit”). Escrow Holder shall place the Deposit in an interest bearing account. The Deposit shall be refundable to Purchaser if Purchaser terminates this Agreement in accordance with any of its rights to do so. Upon the expiration of the Inspection Period, the Deposit shall be nonrefundable to Purchaser except as otherwise provided herein. The Deposit and the interest accrued thereon shall be applicable to the Purchase Price upon the Close of Escrow.

4.2           Closing Funds. At least one (1) business day prior to the Close of Escrow, Purchaser shall deposit or cause to be deposited with Escrow Holder, in Immediately Available Funds, the balance of the Purchase Price plus Escrow Holder’s estimate of Purchaser’s share of closing costs, prorations and charges payable pursuant to this Agreement.

5.             SELLER’S DELIVERIES.

Prior to the execution of this Agreement, Seller has, to Seller’s knowledge, delivered or made available (or shall deliver or make available) to Purchaser in the El Segundo, California office of First Industrial Realty Trust, Inc., a Maryland corporation and an affiliate of Seller (“FR”), all of the documents and agreements described on Exhibit C attached hereto and made a part hereof that are in Seller’s possession or reasonable control (the “Documents”), except for the Documents described in item (c) and item (g) on Exhibit C which have been delivered or made available to Purchaser only to the extent such Documents are in Seller’s actual possession. Seller shall continue to make available to Purchaser or its agents for inspection in the El Segundo, California office of FR, all, to Seller’s knowledge, of the Documents in Seller’s possession or reasonable control, except for the Documents described in item (c) and item (g) on Exhibit C which shall only be made available to Purchaser to the extent such Documents are in Seller’s actual possession. The Documents that are or shall be furnished or made available to Purchaser pursuant to this Section 5 are being furnished or made available to Purchaser for information purposes only and without any representation or warranty by Seller with respect thereto, express or implied, except as may otherwise be expressly set forth in this Section 5 or Section 8.1 below, in either case as limited by Sections 8.2 and 8.3 below. Seller hereby represents and warrants to Purchaser that, to Seller’s knowledge, Seller has not failed to deliver or make available true and complete copies of any Documents in Seller’s possession or reasonable control (except for the Documents described in item (c) and item (g) on Exhibit C which have been delivered or made available to Purchaser only to the extent such Documents are in Seller’s actual possession) which contain information that would have a material adverse impact on (i) Purchaser’s ability to use and operate the Property as it is currently being used and operated or (ii) the value of the Property.

6.             INSPECTION PERIOD.

6.1           Basic Project Inspection. At all times prior to Closing, including times following the “Inspection Period” (which Inspection Period is defined to be the period commencing with the Contract Date and continuing through and including June 22, 2006), Purchaser and Purchaser’s employees, third party consultants, lenders, engineers, accountants and attorneys (collectively, the “Purchaser’s Representatives”) shall be entitled to conduct a “Basic Project Inspection” of the Property, which will include the rights to:  (i) enter upon the Land and Improvements, at reasonable times, to perform inspections of the Land and the Improvements, (ii) make a non-invasive “Phase I” investigation with regard to the environmental condition of the Land and the Improvements and the compliance by the Land and the Improvements with all applicable laws, ordinances, rules and regulations, (iii) review the Leases affecting the Property, and (iv) interview any tenant at the Improvements with respect to its current and prospective occupancy of the Improvements as long as a representative of Seller is in attendance throughout such interview, which representatives shall be made reasonably available for such purposes. Purchaser shall provide not less than two (2) business days’ prior notice to Seller before conducting any investigation, study, or interview at the Land and the Improvements. If Purchaser determines that the results of any inspection, test, examination or review do not meet Purchaser’s criteria, in its sole discretion, for the purchase, financing or operation of the Property in the manner contemplated by Purchaser, then Purchaser may terminate this Agreement by written notice to Seller (the “Termination Notice”), delivered not later than the last day of the Inspection Period (the “Approval Date”), whereupon the Deposit shall be returned to Purchaser and neither party shall have any further liabilities or obligations hereunder, except for those liabilities and obligations that expressly survive a termination of this Agreement. If Purchaser fails to timely deliver a Termination Notice to Seller on or prior to the Approval Date, Purchaser shall be automatically deemed to have elected to terminate this Agreement pursuant to this Section 6.1.

6.2           Purchaser’s Undertaking. Purchaser hereby covenants and agrees that it shall cause all studies, investigations and inspections performed at the Land or the Improvements to be performed in a manner that does not unreasonably disturb or disrupt the tenancies or business operations of the tenant(s) at the Improvements. Purchaser shall not conduct (or cause to be conducted) any physically intrusive investigation, examination or study of the Land or the Improvements (any such investigation, examination or study, an “Intrusive Investigation”) as part of its Basic Project Inspection or otherwise without obtaining the prior written consent of Seller which Seller may grant or withhold in its sole discretion. Purchaser’s breach of the terms of this Section 6.2 shall constitute a material breach under this Agreement entitling Seller to exercise its rights under Section 17.2 hereof. Seller may withhold its consent to any Intrusive Investigation of the Land or the Improvements in its sole discretion. Purchaser and Purchaser’s Representatives shall, in performing its Basic Project Inspection, comply with the agreed upon procedures and with any and all laws, ordinances, rules, and regulations applicable to any or all of such procedures, the Land and the Improvements. Neither Purchaser nor Purchaser’s Representatives shall report the results of the Basic Project Inspection to any governmental or quasi-governmental authority under any circumstances except to the extent required by any applicable statute, law, regulation or governmental authority without obtaining Seller’s express written consent, which consent may be withheld in Seller’s sole discretion. Purchaser shall provide Seller with copies of any and all final, third party reports prepared on behalf of

Purchaser as part of the Basic Project Inspection promptly after Purchaser’s receipt of such reports only if (1) this Agreement has terminated and (2) Seller specifically requests to receive copies of such reports in its sole and absolute discretion. Purchaser and Purchaser’s Representatives shall: (a) maintain comprehensive general liability (occurrence) insurance in an amount of not less than $2,000,000.00 covering any accident arising in connection with the presence of Purchaser and Purchaser’s Representatives at the Land and the Improvements and the performance of any investigations, examinations or studies thereon, and shall deliver a certificate of insurance (in form and substance reasonably satisfactory to Seller), naming Seller as an additional insured thereunder, verifying the existence of such coverage to Seller prior to entry upon the Land or the Improvements; and (b) promptly pay when due any third party costs associated with its Basic Project Inspection. If this Agreement is terminated and Purchaser does not purchase the Property and prior to and as a condition precedent to Purchaser obtaining the Deposit from Escrow Holder, Purchaser shall, at Purchaser’s sole cost, repair any damage to the Land or the Improvements resulting from the Basic Project Inspection, and, to the extent Purchaser or Purchaser’s Representatives alter, modify, disturb or change the condition of the Land or the Improvements as part of the Basic Project Inspection or otherwise, Purchaser shall, at Purchaser’s sole cost, restore the Land and the Improvements to substantially the same condition in which the same were found before such alteration, modification, disturbance or change, including any repairs, replacements or painting as is reasonably required. Purchaser hereby indemnifies, protects, defends and holds Seller, Seller’s affiliates, their respective partners, shareholders, officers and directors, and all of their respective successors and assigns (collectively, the “Seller Indemnified Parties”) harmless from and against any and all losses, damages, claims, causes of action, judgments, damages, costs and expenses (including reasonable attorneys’ fees and court costs) (collectively, “Losses”) that Seller or any Seller Indemnified Party suffers or incurs as a result of, or in connection with Purchaser’s Basic Project Inspection or Purchaser’s or Purchaser’s Representatives entry upon the Land or the Improvements hereunder. Purchaser’s undertakings pursuant to this Section 6.2 shall survive a termination of this Agreement or the Closing for a period of three (3) years and shall not be merged into any instrument of conveyance delivered at Closing.

6.3           Confidentiality. Purchaser agrees to maintain in confidence the information and terms contained in the Evaluation Materials (defined below) and this Agreement (collectively, the “Transaction Information”). Purchaser shall not, under any circumstances, disclose all or any portion of the Transaction Information to any person or entity and shall maintain the Transaction Information in the strictest confidence; provided, however, that Purchaser may disclose the Transaction Information:  (a) to Purchaser’s Representatives to the extent that Purchaser’s Representatives reasonably need to know such Transaction Information in order to assist, and perform services on behalf of, Purchaser; (b) to the extent required by any applicable statute, law, regulation or governmental authority; and (c) in connection with any litigation that may arise between the parties in connection with the transactions contemplated by this Agreement. Purchaser shall advise Purchaser’s Representatives of the provisions of this Section 6.3 and cause such parties to maintain the Transaction Information as confidential information and otherwise comply with the terms of this Section 6.3. For purposes of this Agreement, the term “Evaluation Materials” shall mean the Documents and any other materials or information delivered or made available by Seller or its agents to Purchaser or Purchaser’s Representatives together with (i) all analyses, compilations, studies or other documents prepared by (or on behalf of) Purchaser, which contain or otherwise reflect such information or materials and (ii) the results of any studies, analysis or investigation of the Property undertaken by or on behalf of Purchaser. Purchaser agrees that the Evaluation Materials shall be used solely for purposes of evaluating the acquisition and potential ownership and operation of the Property. Notwithstanding anything contained herein to the contrary, it is understood and agreed that money damages would not be a sufficient remedy for any breach of this Section 6.3 by Purchaser or Purchaser’s Representatives and that Seller shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach of this Section 6.3 by Purchaser or Purchaser’s Representatives. Purchaser further agrees to waive any requirement for the security or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Section 6.3 but shall be in addition to all other remedies available at law or in equity to Seller. In the event this Agreement is terminated for any reason whatsoever, other than a breach by Seller, Purchaser shall promptly (and in any event within three (3) business days after the effective date of termination) return to Seller the Documents and any and all copies of the Documents and destroy any and all other Evaluation Materials. The undertakings of Purchaser pursuant to this Section 6.3 shall survive the termination of this Agreement. Prior to Closing, neither party shall issue any public statement such as a “press release” regarding this Agreement or the transaction contemplated by this Agreement. After Closing, Purchaser and Seller agree to cooperate to mutually approve a press release to be issued by Purchaser, which shall not, in any event, disclose the Purchase Price set forth herein.

6.4           Rejection of Contracts. Purchaser may elect, in its sole discretion, to require that Seller, at Seller’s expense, terminate any of the Contracts other than any management agreements, Brokerage Agreements (as hereinafter defined) and security contracts provided Purchaser notifies Seller of such election in writing at least ten (10) days prior to the Closing Date (any such Contracts that Purchaser elects to terminate, the “Rejected Contracts”); provided, however, Seller shall not be obligated to take any action in connection with terminating any Contracts until after the Approval Date.

6.5           Termination of Management and Brokerage Agreements. Seller shall terminate any management contract and Brokerage Agreements to which Seller is a party relating to the Property on or prior to the Closing Date to the extent terminable without penalty or fee; provided, however, that Seller shall not be obligated to take any action to terminate such agreements until after the Approval Date.

7.             TITLE AND SURVEY MATTERS.

7.1           Conveyance of Title. At Closing, Seller agrees to deliver to Purchaser a grant deed (“Deed”), in recordable form, conveying the Land and the Improvements to Purchaser, free and clear of all liens, claims and encumbrances except for the following items (the “Permitted Exceptions”):  (1) a lien to secure the payment of general and special real property taxes and assessments that are not delinquent and supplemental taxes assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code; (2) those matters that may be approved by Purchaser pursuant to Section 7.4 or Section 10.1; (3) all exceptions disclosed by the Title Report (defined below) that are approved by Purchaser as provided herein; (4) the rights of tenants pursuant to the Leases; (5) matters arising out of any act of Purchaser or Purchaser’s Representatives; and (6) local, state and federal laws, ordinances, rules and regulations, including, but not limited to, zoning ordinances (those liens, claims, encumbrances and matters referred to in items (1) and (3) - (6) above, the “Existing Permitted Exceptions”).

7.2           Title Report. Promptly after the receipt of the same (and in any event within ten (10) days after the Contract Date), Seller shall deliver to Purchaser a standard preliminary report, together with legible copies of all recorded documents evidencing title exceptions raised in “Schedule B” of such title report (“Title Report”) issued by First American Title Insurance Company (“Title Company”). The Title Company shall be prepared to issue a CLTA Owner’s Form Policy of Title Insurance (“Title Insurance”) insuring, in the full amount of the Purchase Price, Purchaser as the fee simple owner of the Land and the Improvements subject only to the Permitted Exceptions; provided, however, Purchaser may elect to cause the Title Company to issue an ALTA Owner’s Form Policy of Title Insurance (“Title Policy”) provided that Purchaser causes Title Company to issue an ALTA binding commitment for such policy with any endorsements required by Purchaser prior to the Approval Date. As of Closing, Title Company shall be prepared to issue the Title Policy in the same form as the commitment with no exception other than those identified in the Permitted Exceptions. If the foregoing condition precedent fails for any reason other than the actions or omissions of Purchaser, Purchaser may elect to either (i) proceed to Closing and waive the failure of such condition or (ii) terminate this Agreement by delivery of written notice to Seller on or prior to Closing, in which event (i) the Deposit shall be returned to Purchaser, and (ii) neither party shall have any further liabilities or obligations hereunder except for those liabilities and obligations that expressly survive a termination of this Agreement.

7.3           Survey. Seller has delivered or made available to Purchaser a copy of an existing survey of the Land and the Improvements (the “Existing Survey”) together with the Documents. Any updates of the Existing Survey, including but not limited to recertification thereof, or any new survey (any such new or updated survey, an “Updated Survey”) shall be the sole responsibility of Purchaser.

7.4           Defects and Cure.

7.4.1        Purchaser’s Defect Notices. Purchaser shall have until the date which is five (5) business days after Purchaser’s receipt of the Title Report, copies of all documents referenced therein and the Updated Survey (the “Title Review Period”) (provided, however, that the Title Review Period shall terminate no later than June 19, 2006 notwithstanding the date upon which Purchaser receives the Updated Survey) to give Seller and Escrow Holder written notice (“Purchaser’s Defect Notice”) of Purchaser’s disapproval or conditional approval of any matters shown in the Title Report or Updated Survey (each a “Disapproved Exception”). The failure of Purchaser to give Purchaser’s Defect Notice on or before the Title Review Period shall be conclusively deemed to constitute Purchaser’s approval of the condition of title to the Property; provided, however, that Purchaser shall be deemed to have timely delivered a Purchaser’s Defect Notice with respect to any Updated Survey if such Purchaser’s Defect Notice is delivered within two (2) business days after receipt thereof. If Purchaser disapproves or conditionally approves in writing any matter of title shown in the Title Report or the Updated Survey, as applicable, then Seller may, but shall have no obligation to, on or before the second (2nd) business day after receipt of Purchaser’s Defect Notice (“Seller’s

Election Period”), elect to eliminate or ameliorate to Purchaser’s reasonable satisfaction, the disapproved or conditionally approved title matters, prior to the Closing, by giving Purchaser written notice (“Seller’s Title Notice”) of those disapproved or conditionally approved title matters, if any, which Seller agrees to so eliminate or ameliorate by the Closing; provided, that, Seller shall have no obligation to pay any consideration or incur any liability in order to eliminate or ameliorate such disapproved title matters, provided that Seller agrees to remove the Mandatory Cure Items (as defined in Section 7.4.2). If Seller does not elect to eliminate or ameliorate any disapproved or conditionally approved title matters, or if Purchaser disapproves Seller’s Title Notice, or if Seller fails to timely deliver Seller’s Title Notice, then Purchaser shall have the right, upon delivery to Seller and Escrow Holder (on or before the Approval Date or, with respect to matters objected to in the Updated Survey, on or before the date that is two (2) business days after Seller’s refusal, or deemed refusal, to cure such matters) of a written notice, to either:  (a) waive its prior disapproval, in which event said disapproved matters shall be deemed unconditionally approved; or (b) terminate this Agreement and the Escrow created pursuant hereto. Failure to take either one of the actions described in (a) and (b) above shall be deemed to be Purchaser’s election to take the action described in (b) above. If, in Seller’s Title Notice, Seller has agreed to either eliminate or ameliorate to Purchaser’s satisfaction by the Closing certain disapproved or conditionally approved title matters described in Purchaser’s Defect Notice, but Seller is unable to do so, then Purchaser shall have the right (which shall be Purchaser’s sole and exclusive right or remedy for such failure), upon delivery to Seller and Escrow Holder (on or before the Closing Date) of a written notice to either: (x) waive its prior disapproval, in which event said disapproved matters shall be deemed approved; or (y) terminate this Agreement and the Escrow created pursuant hereto, in which event Purchaser shall be entitled to the return of the Deposit. Failure to take either one of the actions described in (x) and (y) above shall be deemed to be Purchaser’s election to take the action described in (y) above. In the event this Agreement is terminated by Purchaser pursuant to the provisions of this Section, neither party shall have any further rights or obligations hereunder except that the indemnity obligations of Purchaser set forth in Section 6.2 above, legal fees in Section 19 below and the covenants of Purchaser set forth in Section 6.3 hereof shall survive any such termination.

7.4.2        Seller’s Response Notices. Seller shall be obligated to cure and remove (or procure title insurance over) all of the following classes of items (“Mandatory Cure Items”), if any:  (i) the liens of any mortgage, trust deed or deed of trust evidencing an indebtedness owed by Seller; (ii) tax liens for delinquent ad valorem real estate taxes; and (iii) mechanics liens pursuant to a written agreement either between (x) the claimant (the “Contract Claimant”) and Seller or its employees, officers or managing agents (the “Seller Parties”) or (y) the Contract Claimant and any other contractor, materialman or supplier with which Seller or the Seller Parties have a written agreement.

7.4.3        Title Cure Provisions. If Seller fails to cure and remove any Mandatory Cure Items on or prior to Closing, Purchaser may, at its option and by delivery of written notice to Seller on or prior to Closing, either (a) terminate this Agreement, in which event the Deposit shall be returned to Purchaser and this Agreement, without further action of the parties, shall become null and void and neither party shall have any further liabilities or obligations under this Agreement except for those liabilities and obligations which expressly survive a termination of this Agreement, or (b) proceed to close with title to the Land and Improvements as it then is with the right to deduct from the Purchase Price the liquidated amount reasonably necessary to cure and remove (by endorsement or otherwise), as mutually and reasonably determined by Purchaser and Seller, those Mandatory Cure Items that Seller fails to cure and remove.

8.             SELLER’S REPRESENTATIONS.

8.1           Seller’s Representations. Seller represents and warrants to Purchaser that the following matters are true as of the Contract Date, in all material respects, except as may otherwise be provided in the Documents or on Exhibit D attached hereto and made a part hereof.

8.1.1        Litigation. To Seller’s knowledge, there is no pending litigation or governmental proceedings against Seller or the Property that, if such litigation or proceedings were to result in a final determination against Seller or the Property, would result in material encumbrance upon the Property, would materially affect the Property after the Closing or would materially affect the validity or enforceability of this Agreement or the performance of Seller under this Agreement. To Seller’s knowledge, Seller has not received any written notice of any violation of law applicable to the Property that has not been remediated or cured. Seller shall notify Purchaser promptly of any pending litigation of which Seller becomes aware.

8.1.2        United States Person. Seller is a “United States Person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and shall execute and deliver an “Entity Transferor” certification at Closing.

8.1.3        Condemnation. To Seller’s knowledge, there is no pending condemnation or other governmental taking proceedings affecting all or any part of the Land and the Improvements.

8.1.4        Environmental Matters. To Seller’s knowledge, Seller has received no written notification from any governmental authority that (x) all or some portion of the Land and the Improvements violates any Environmental Laws (as hereinafter defined); or (y) any Hazardous Substances (as hereinafter defined) are present upon the Land and the Improvements in violation of any Environmental Laws (as hereinafter defined). As used herein, “Hazardous Substances” means all hazardous or toxic materials, substances, pollutants, contaminants, or wastes currently identified as a hazardous substance or waste in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (commonly known as “CERCLA”), as amended, the Superfund Amendments and Reauthorization Act (commonly known as “SARA”), the Resource Conservation and Recovery Act (commonly known as “RCRA”), or any other federal, state or local legislation or ordinances applicable to the Land or the Improvements. As used herein, the term “Environmental Laws” shall mean all federal, state and local environmental laws, rules, statutes, directives, binding written interpretations, binding written policies, ordinances and regulations issued by any governmental authority and in effect as of the date of this Agreement with respect to or which otherwise pertain to or affect the Land or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of the Land or the Improvements, or any portion thereof, or any owner of the Land, and as same have been amended, modified or supplemented from time to time prior to the date of this Agreement, including but not limited to CERCLA, the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), RCRA, the Water Pollution Control Act (33 U.S.C. § 1251 et

seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), SARA, comparable state and local laws, and any and all rules and regulations which have become effective prior to the date of this Agreement under any and all of the aforementioned laws, including, without limitation, the Porter-Cologne Water Quality Control Act (Cal. Wat. Code § 13020 et seq.), the Safe Drinking Water and Toxic Enforcement Act of 1986 (Cal. Health & Safety Code § 25249.5 et seq.), the Hazardous Waste Control Act (Cal. Health & Safe Code § 25100 et seq.), the Hazardous Materials Release Response Plans & Inventory Act (Cal. Health & Safety Code § 25500 et seq.), and the Carpenter-Presley-Tanner Hazardous Substances Account Act (Cal. Health & Safety Code, § 25300 et seq.).

8.1.5        Due Authorization; Conflict. Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business in and is in good standing under the laws of the State of California. Seller has full power to execute, deliver and carry out the terms and provisions of this Agreement and each of the other agreements, instruments and documents herein required to be made or delivered by Seller pursuant hereto, and has taken, or will take prior to Closing, all necessary action to authorize the execution, delivery and performance of this Agreement and such other agreements, instruments and documents. The individuals executing this Agreement and all other agreements, instruments and documents herein required to be made or delivered by Seller pursuant hereto on behalf of Seller are and shall be duly authorized to sign the same on Seller’s behalf and to bind Seller thereto. The execution and delivery of, and consummation of the transactions contemplated by, this Agreement are not prohibited by, and will not conflict with, constitute grounds for termination of, or result in the breach of, any of the agreements or instruments to which Seller is now party or by which it is bound, or any order, rule or regulation of any court or other governmental agency or official.

8.1.6        Enforceability. This Agreement has been, and each and all of the other agreements, instruments and documents herein required to be made by Seller pursuant hereto have been, or on the Closing Date will have been, executed by or on behalf of Seller, and when so executed, are and shall be legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

8.1.7        Leases. Copies of all Leases in effect as of the Contract Date as described on Schedule 1 attached hereto (the “Existing Leases”), and all amendments thereto and guaranties thereof, if any, have been furnished by Seller to Purchaser and the copies so provided are true and complete. The Existing Leases have not been amended, modified or terminated (except for any amendments delivered to Purchaser pursuant to the preceding sentence). To Seller’s knowledge, the Existing Leases are presently in full force and effect without any material default thereunder by the applicable tenant. Except as may be disclosed on Schedule 2 attached hereto, (i) no tenant has prepaid rent by more than 30 days in advance; (ii) any tenant improvements that Seller, as landlord, is obligated to complete, prior to the date hereof and pursuant to any Existing Lease, has been completed and accepted by the applicable tenant; and (iii) no tenant has notified Seller, as landlord, in writing, of any default by Seller pursuant to an Existing Lease that remains uncured.

8.1.8        Contracts. To Seller’s knowledge, Seller is not party to any service contracts, management contracts or other comparable agreements that are binding upon the Land and the Improvements other than the Contracts.

8.1.9        Bankruptcy Matters. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.

8.1.10      Brokers. To Seller’s knowledge, Seller has delivered or made available as Documents true and complete copies of any and all listing agreements, brokerage agreements, Leases or other comparable agreements (collectively, “Brokerage Agreements”) into which Seller has entered in connection with the Property, and pursuant to which a leasing commission or finder’s fee may be payable subsequent to Closing.

8.1.11      Employees. Seller has no employees at the Property.

8.1.12      Documents. To Seller’s knowledge, Seller has not failed to deliver or make available the most current true and complete copies of any Documents in Seller’s possession or reasonable control (except for the Documents described in item (c) and item (g) on Exhibit C which shall be or have been delivered or made available to Purchaser only to the extent such Documents are in Seller’s actual possession) which contain information that would have a material adverse impact on (i) Purchaser’s ability to use and operate the Property as it is currently being used and operated or (ii) the value of the Property.

8.1.13      Books and Records. All Operating Statements (as defined in Exhibit C) delivered by Seller are true and correct in all material respects and accurately set forth the results of the operation of the Property for the periods covered.

8.1.14      Rent Roll. The Rent Roll delivered by Seller to Purchaser in the form of Exhibit K attached hereto is true and correct in all material respects as of the date set forth therein.

8.2           Seller’s Knowledge. All references in this Agreement to “Seller’s knowledge,” “Seller’s actual knowledge” or words of similar import shall refer only to the actual (as opposed to deemed, imputed or constructive) knowledge of Ryan McClean and Tom Yoo without inquiry and, notwithstanding any fact or circumstance to the contrary, shall not be construed to refer to the knowledge of any other person or entity. Seller represents and warrants that such individuals are the employees of Seller most frequently involved with the operation and management of the Property.

8.3           Limitations. The representations and warranties of Seller to Purchaser contained in Section 8.1 hereof (the “Seller Representations”), shall survive the Closing Date and the delivery of the Deed for a period of nine (9) months. No claim for a breach of any Seller Representation, or the failure or default of a covenant or agreement of Seller that survives Closing, shall be actionable or payable unless (a) the breach in question results from, or is based on, a condition, state of facts or other matter which was not disclosed to, or known by, Purchaser prior to Closing, (b) the valid claims for all such breaches, together with any breach of the Seller Representations as that term is defined in the Front Buildings Agreement, collectively aggregate more than Forty Five Thousand Dollars ($45,000.00), in which event the full amount of such claims shall be actionable, and (c) written notice containing a description of the specific nature of such breach shall have been delivered by Purchaser to Seller prior to the expiration of said nine (9) month survival period, and an action with respect to such breach(es) shall have been commenced by Purchaser against Seller within one (1) year after Closing. Notwithstanding anything contained herein to the contrary, the maximum amount that Purchaser shall be entitled to collect from Seller in connection with all suits, litigation or administrative proceedings resulting from all breaches by Seller of any Seller Representations or any Seller Representations under the Front Buildings Agreement or any covenants of Seller hereunder or under the Front Buildings Agreement shall in no event exceed Six Hundred Thousand Dollars ($600,000.00) in the aggregate under this Agreement and the Front Buildings Agreement, collectively. Notwithstanding anything to the contrary contained herein, if Purchaser is notified in any Document, or in writing by Seller, or otherwise becomes aware that any Seller Representation made by Seller is not true or correct as of the Contract Date, or that such Seller Representation is not true or correct on or before the Closing, or is notified in any Document, or in writing by Seller, or otherwise becomes aware that Seller has failed to perform any covenant and agreement herein contained and Purchaser shall nevertheless acquire the Property notwithstanding such fact, Purchaser shall not be entitled to commence any action after Closing to recover damages from Seller due to such Seller Representation(s) failing to be true or correct (and Purchaser shall not be entitled to rely on such Seller Representation), or such covenant(s) and agreement(s) having failed to be performed by Seller.

8.4           Representation Condition. It shall be a condition precedent to Purchaser’s obligation to proceed to Closing that all of the Seller Representations that were true and correct, in all material respects, as of the Approval Date remain true and correct in all material respects as of the Closing Date (the “Representation Condition”). Seller Representations shall be deemed true and correct as of the Closing Date unless Seller provides Purchaser with written notice of facts or circumstances arising after the Contract Date that result in the Seller Representations not being true and correct (“Change Notice”). Seller shall have the option, but not the obligation, to take steps to cure or cancel the situation so that the affected representation will be true and correct as of the Closing Date, and, if Seller exercises such option, Seller shall identify the corrective action in the Change Notice. If Seller elects to undertake the corrective action such that the affected representations will be true and correct as of the Closing Date, the parties shall proceed with performance under this Agreement and the Closing, provided Seller completes such corrective action. If any Seller Representation is untrue or inaccurate in any material respect and Purchaser becomes aware of such untruth or inaccuracy prior to Closing and Seller does not elect to undertake corrective action such that the affected representation will be true and correct as of the Closing Date or fails to complete such corrective action on or before the Closing Date, Purchaser may elect, in its sole discretion and as its sole remedy hereunder, at law or in equity, either to (i) terminate this Agreement by delivery of written notice to Seller on or prior to Closing (or the Approval Date to the extent Purchaser becomes aware of such untruth or inaccuracy on or prior to the Approval Date), whereupon the Deposit shall be promptly returned to Purchaser and neither party shall have any further liability hereunder, except for those liabilities that expressly survive a termination of this Agreement; or (ii) proceed to Closing and accept the untruth or inaccuracy of such Seller Representation with no further right to terminate the Agreement (or pursue any other right or remedy) on the basis of the untruth or inaccuracy thereof. Notwithstanding the immediately preceding sentence, if Seller willfully misrepresents any of the Seller Representations or willfully causes any of the Seller Representations to be untrue in any material manner, Purchaser shall have the rights and remedies provided for in Section 17.1 below.

9.             PURCHASER’S COVENANTS AND REPRESENTATIONS.

Effective as of the execution of this Agreement, Purchaser hereby covenants with Seller, and represents and warrants to Seller, as follows:

9.1           Intentionally Omitted.

9.2           Due Authorization. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California. Purchaser has full power to execute, deliver and carry out the terms and provisions of this Agreement and each of the other agreements, instruments and documents herein required to be made or delivered by Purchaser pursuant hereto, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and such other agreements, instruments and documents. The individuals executing this Agreement and all other agreements, instruments and documents herein required to be made or delivered by Purchaser pursuant hereto on behalf of Purchaser are and shall be duly authorized to sign the same on Purchaser’s behalf and to bind Purchaser thereto.

9.3           Enforceability. This Agreement has been, and each and all of the other agreements, instruments and documents herein required to be made by Purchaser pursuant hereto have been, or on the Closing Date will have been, executed by Purchaser or on behalf of Purchaser, and when so executed, are and shall be legal, valid, and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

9.4           No Conflict. The execution and delivery of, and consummation of the transactions contemplated by this Agreement is not prohibited by, and will not conflict with, constitute grounds for termination of, or result in the breach of any of the agreements or instruments to which Purchaser is now party or by which it is bound, or any order, rule or regulation of any court or other governmental agency or official.

10.           ACTIONS AFTER THE CONTRACT DATE. The parties covenant to do the following through the Closing Date:

10.1         Title. From and after the Approval Date, Seller shall not make any change to the condition of title to either or both of the Land and the Improvements that would change the condition of title approved or deemed approved by Purchaser pursuant to Section 7.4, except as required by law or by Section 7.4, or with Purchaser’s advance written consent, which consent may be withheld in Purchaser’s reasonable discretion. From and after the Approval Date, and except with respect to normal leasing activities at the Land and the Improvements (in accordance with Section 10.3 below), Seller shall not sell, or assign or create any right, title or interest in, any or all of the Land, the Improvements and any part of either of them, or create any lien, encumbrance or charge thereon, without the prior written consent of Purchaser, which consent may be withheld in Purchaser’s reasonable discretion.

10.2         Maintenance and Operation of Property. Seller shall maintain the Land and the Improvements in substantially its current condition (normal wear and tear and damage by casualty excepted); shall maintain existing insurance coverage in full force and effect; and shall operate and maintain the Land and the Improvements in the ordinary course of Seller’s business; provided, however, that in no event shall Seller be obligated to make any capital repairs, replacements or improvements to the Improvements. From and after the Contract Date, and except with respect to normal leasing activities at the Land and the Improvements (in accordance with Section 10.3 below), Seller shall not enter into any new contract or agreement with respect to the ownership and operation of the Land and the Improvements that would be binding on Purchaser or the Property after Closing, without Purchaser’s prior written approval (which approval may be withheld in Purchaser’s reasonable discretion prior to the Approval Date and in Purchaser’s sole discretion thereafter).

10.3         Leasing Activities. Notwithstanding anything contained herein to the contrary, Seller may, in its sole discretion, execute and enter into any new lease, license or occupancy agreement for all or some portion of the Land and the Improvements, including, without limitation, any amendment, renewal, expansion or modification to, or termination of, any Existing Lease (all of the foregoing, a “New Lease”) on or prior to the Approval Date provided that Seller provides a complete copy to Purchaser of such New Lease two (2) business days prior to the Approval Date. From and after the Contract Date, Seller shall not enter into any new lease, license or occupancy agreement for all or some portion of the Land and the Improvements, including, without limitation, any amendment, renewal, expansion or modification to, or termination of, any Existing Lease unless Seller obtains Purchaser’s advance written consent to such New Lease, which consent may be withheld in Purchaser’s reasonable discretion prior to the Approval Date and in Purchaser’s sole discretion thereafter, but which consent shall be deemed automatically given if Purchaser fails to respond within three (3) business days after Seller makes a written request for same. New Leases shall not include, and Seller shall be free to execute and enter into at any time, any amendments, modifications, renewals or expansions of any Existing Lease pursuant to the terms of such Existing Lease.

10.4         Leasing Expenses. At Closing, Purchaser shall reimburse Seller for any and all New Lease Expenses (as hereinafter defined) to the extent that the same have been paid by Seller prior to Closing. In addition, at Closing, Purchaser shall expressly assume and accept, in writing, Seller’s obligations to pay when due any New Lease Expenses unpaid as of the Closing. “New Lease Expenses” shall mean, collectively, any and all commissions and fees or costs and expenses (including tenant improvement costs) arising out of or in connection with either or both of (i) any extension, renewal or expansion of any Existing Lease exercised between the Contract Date and the Closing Date and (ii) any New Lease. New Lease Expenses shall include, without limitation, (a) third party brokerage commissions and fees to effect any such leasing transaction, (b) expenses incurred for repairs and tenant improvements, and (c) reasonable legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction. Commissions of leasing and rental agents and tenant improvement allowances for any Existing Leases relating to the base lease term or any renewal term that is elected or with respect to which an option is exercised, as the case may be, prior to the Contract Date shall be paid in full at or prior to Closing by Seller, without contribution or proration from Purchaser (any such commissions or tenant improvements allowances, “Seller’s Commissions”). Third party commissions of leasing and rental agents and tenant improvement allowances for (x) any renewals (other than renewals elected or with respect to which an option is exercised prior to the Contract Date) or expansions of any Existing Lease, and (y) any New Leases shall be the sole responsibility of Purchaser, without contribution or proration from Seller (any such commissions or tenant improvements allowances, “Purchaser’s Commissions”). Seller hereby indemnifies, protects, defends and holds Purchaser, and its successors and assigns (the “Purchaser’s Indemnified Parties”), harmless from and against any and all Losses that any or all of Purchaser and any Purchaser’s Indemnified Parties actually suffer and incur as a result of the failure by Seller to timely pay or discharge any of the Seller’s Commissions. Purchaser hereby indemnifies, protects, defends and holds Seller and the Seller Indemnified Parties harmless from and against all Losses that any or all of Seller and the Seller Indemnified Parties actually suffer or incur as a result of the failure by Purchaser to timely pay or discharge any of the Purchaser’s Commissions or any New Lease Expenses. The terms of this Section 10.4 shall survive the Closing and the delivery of any conveyance documentation.

10.5         Lease Enforcement. Prior to the Closing Date, Seller shall have the right, but not the obligation, to enforce the rights and remedies of the landlord under any Existing Lease or New Lease, by summary proceedings or otherwise, and to apply all or any portion of any security deposit then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by tenants, and the exercise of any such rights or remedies shall not affect the obligations of Purchaser under this Agreement in any manner.

10.6         Estoppel Certificates.

10.6.1      Seller shall use reasonable efforts to obtain and deliver to Purchaser estoppel certificates from the tenants of the Land and the Improvements executed within thirty (30) days of the Closing Date, which estoppel certificates shall be without material and adverse modification to the form of estoppel certificate attached as Exhibit E hereto (each estoppel certificate satisfying such criteria, a “Conforming Estoppel”) or the form of estoppel certificate required by the applicable tenant’s lease agreement. It shall be a condition precedent to Purchaser’s obligation to proceed to close hereunder that, on or prior to the Closing, Seller delivers to Purchaser a Conforming Estoppel from tenants (or Seller provides a Seller’s Certificate, subject to the terms of Section 10.6.2 below) that account for at least eighty-five percent (85%) of the total leased square footage, including Conforming Estoppels from each tenant that accounts for 10% or more of the total leased square footage (the “Required Estoppel Amount”). Subject to Seller’s delivery of any Seller’s Certificates as set forth below, if Seller fails to timely deliver to Purchaser Conforming Estoppels from a sufficient number of tenants to satisfy the Required Estoppel Amount, Purchaser may either (i) proceed to Closing and waive the condition precedent related to the delivery of a sufficient number of Confirming Estoppels or (ii) terminate this Agreement by delivery of written notice to Seller on or before the Closing, in which event the Deposit shall be returned to Purchaser, and neither party shall have any further liabilities or obligations hereunder except those liabilities and obligations that expressly survive a termination of this Agreement. If Seller delivers to Purchaser, or Purchaser otherwise receives, an estoppel certificate from a tenant under a Lease prior to the Approval Date, but Purchaser fails to notify Seller, in writing and on or before the Approval Date, that such estoppel certificate does not constitute a Conforming Estoppel, Purchaser shall be deemed to have accepted such estoppel certificate as a Conforming Estoppel for all relevant purposes under this Agreement.

10.6.2      In the event that Seller has been unable to obtain Conforming Estoppels reaching the Required Estoppel Amount, Seller may elect to satisfy the requirement of the Required Estoppel Amount by delivering its own, separate certificate to Purchaser for one or more Tenants (“Seller’s Certificate”) in the form of the Seller’s Certificate attached as Exhibit J hereto in an amount necessary to provide Purchaser with the Required Estoppel Amount, wherein Seller certifies to Purchaser the facts set forth in the Estoppel Certificate(s); provided, however, Purchaser shall not be obligated to accept a Seller’s Certificate on behalf of tenants that account for more than five percent (5%) of the total leased square footage. The Seller’s Certificate(s) shall survive the Close of Escrow for a period of six (6) months. If an Estoppel Certificate is obtained after the Close of Escrow, such Estoppel Certificate shall replace the applicable Seller’s Certificate to the extent they are not inconsistent, and Seller shall not have any obligations or liabilities under the applicable Seller’s Certificate to the extent that it is so replaced.

11.           PROPERTY SOLD “AS IS”.

11.1         Except for Seller’s representations and warranties set forth in this Agreement, Seller hereby specifically disclaims any warranty (oral or written) concerning:  (i) the nature and condition of the Property and the suitability thereof for any and all activities and uses that Purchaser elects to conduct thereon; (ii) the manner, construction, condition and state of repair or lack of repair of the Improvements; (iii) the compliance of the Land and the Improvements or their operation with any laws, rules, ordinances or regulations of any government or other body; and (iv) the content or accuracy of any documents or materials delivered by Seller to Purchaser. Except for Seller’s representations and warranties contained in this Agreement, Purchaser is relying solely upon, and as of the expiration of the Inspection Period will have conducted, its own, independent inspection, investigation and analysis of the Property as it deems necessary or appropriate in so acquiring the Property from Seller, including, without limitation, an analysis of any and all matters concerning the condition of the Property and its suitability for Purchaser’s intended purposes, and a review of all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relative to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Property. EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON A STRICTLY “AS IS” “WHERE IS” BASIS AS OF THE CLOSING DATE, AND SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF QUANTITY, QUALITY, CONDITION, HABITABILITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, ANY IMPROVEMENTS LOCATED THEREON OR ANY SOIL CONDITIONS RELATED THERETO.

11.2         PURCHASER SPECIFICALLY ACKNOWLEDGES THAT PURCHASER IS NOT RELYING ON (AND SELLER HEREBY DISCLAIMS AND RENOUNCES) ANY REPRESENTATIONS OR WARRANTIES MADE BY OR ON BEHALF OF SELLER OF ANY KIND OR NATURE WHATSOEVER, EXCEPT FOR THOSE PARTICULAR REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED IN THIS AGREEMENT. FURTHER, EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, PURCHASER, FOR PURCHASER AND PURCHASER’S SUCCESSORS AND ASSIGNS, HEREBY RELEASES SELLER FROM, AND WAIVES, ANY AND ALL CLAIMS AND LIABILITIES AGAINST SELLER FOR, RELATED TO, OR IN CONNECTION WITH, ANY ENVIRONMENTAL OR PHYSICAL CONDITION AT THE PROPERTY (OR THE PRESENCE OF ANY MATTER OR SUBSTANCE RELATING TO THE ENVIRONMENTAL CONDITION OF THE PROPERTY), INCLUDING, BUT NOT LIMITED TO, CLAIMS AND/OR LIABILITIES RELATING TO (IN ANY MANNER WHATSOEVER) ANY HAZARDOUS SUBSTANCES, TOXIC OR DANGEROUS MATERIALS OR SUBSTANCES LOCATED IN, AT, ABOUT OR UNDER THE PROPERTY, OR FOR ANY AND ALL CLAIMS OR CAUSES OF ACTION (ACTUAL OR THREATENED) BASED UPON, IN CONNECTION WITH, OR ARISING OUT OF ANY ENVIRONMENTAL LAW, INCLUDING, WITHOUT LIMITATION, CERCLA (INCLUDING, WITHOUT LIMITATION, ANY AND ALL RIGHTS PURCHASER MAY NOW OR HEREAFTER HAVE TO SEEK CONTRIBUTION FROM SELLER UNDER SECTION 113(f) OF CERCLA), AS AMENDED BY SARA, AND AS MAY BE FURTHER AMENDED FROM TIME TO TIME, RCRA, OR ANY OTHER CLAIM OR CAUSE OF ACTION INCLUDING ANY FEDERAL OR STATE BASED STATUTORY, REGULATORY OR COMMON LAW CAUSE OF ACTION RELATED TO ENVIRONMENTAL MATTERS OR LIABILITY WITH RESPECT TO, OR AFFECTING, THE PROPERTY. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OF, OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO, ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE LAND OR THE IMPROVEMENTS, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY, OR ON BEHALF OF, SELLER, ITS AGENTS AND EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS AND WARRANTIES OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN

REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER, AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. PURCHASER AGREES THAT, SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEANUP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF, AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF, PURCHASER.

11.3        PURCHASER ACKNOWLEDGES AND AGREES THAT THE WAIVERS, RELEASES AND OTHER PROVISIONS CONTAINED IN THIS SECTION 11 WERE A MATERIAL FACTOR IN SELLER’S ACCEPTANCE OF THE PURCHASE PRICE AND THAT SELLER IS UNWILLING TO SELL THE PROPERTY TO PURCHASER UNLESS SELLER IS RELEASED AS EXPRESSLY SET FORTH ABOVE. PURCHASER, WITH PURCHASER’S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. THE TERMS AND CONDITIONS OF THIS SECTION 11 WILL EXPRESSLY SURVIVE THE CLOSING, WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS, AND WILL BE INCORPORATED INTO THE DEED.

PURCHASER HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 (“SECTION 1542”), WHICH IS SET FORTH BELOW:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

BY INITIALING BELOW, PURCHASER HEREBY WAIVES THE PROVISIONS OF SECTION 1542 SOLELY IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES:

Purchaser’s Initials

12.           SELLER’S CLOSING DELIVERIES.

At Closing (or such other times as may be specified below), Seller shall deliver or cause to be delivered to Escrow Holder the following:

12.1         Deed. A Deed, executed by Seller, and in recordable form, conveying the Land and Improvements to Purchaser, subject to the Permitted Exceptions.

12.2         Assignment of Leases. Two (2) duly executed counterparts of an Assignment and Assumption of Leases (the “Assignment of Leases”) in the form attached hereto as Exhibit G.

12.3         Assignment of Contracts. Two (2) duly executed counterparts of an Assignment and Assumption of Contracts and Intangibles (an “Assignment of Contracts”) in the form attached hereto as Exhibit H.

12.4         Bill of Sale. Two (2) duly executed originals of a Bill of Sale (the “Bill of Sale”) in the form attached hereto as Exhibit I.

12.5         Keys. Keys to all locks located in the Improvements.

12.6         Rent Roll. A Rent Roll, prepared as of the Closing Date, certified by Seller to be true and correct, in all material respects, through the Closing Date.

12.7         Closing Statement. Two (2) duly executed counterparts of a closing statement (the “Closing Statement”) conforming to the proration and other relevant provisions of this Agreement, which Closing Statement shall be in a form mutually and reasonably agreed upon by Seller and Purchaser.

12.8         Entity Transfer Certificate. Entity Transfer Certification (“FIRPTA Certificate”) confirming that Seller is a “United States Person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

12.9         Letter of Credit. If applicable, with respect to any security deposits that are letters of credit, Seller shall, if the same are held by Seller, (a) deliver to Purchaser at the Closing such letters of credit, and (b) cooperate with Purchaser to change the named beneficiary under such letters of credit to Purchaser, so long as Seller does not incur any additional liability or expense in connection therewith.

12.10       Notices to Tenants. Notices to each of the tenants under the Leases, notifying them of the sale of the Land and Improvements and directing them to pay all future rent to Purchaser.

12.11       Estoppel Certificates. The Conforming Estoppels received by Seller pursuant to Section 10.6 above.

12.12       Leases. Originals or legible copies of the Leases.

13.           PURCHASER’S CLOSING DELIVERIES.

At Closing (or at such other times as may be specified below), Purchaser shall deliver or cause to be delivered to Escrow Holder the following:

13.1         Closing Statement. Two (2) Closing Statements executed in counterpart by Purchaser.

13.2         Assignment of Leases. Two (2) Assignment of Leases executed in counterpart by Purchaser.

13.3         Assignment of Contracts. Two (2) Assignment of Contracts executed in counterpart by Purchaser.

14.           PRORATIONS AND ADJUSTMENTS.

Prorations shall be made as of the Closing Date as if Purchaser were in title for the entire Closing Date. The following shall be prorated and adjusted between Seller and Purchaser:

14.1         Security Deposits. The amount of all cash security and any other cash tenant deposits actually held by Seller, and interest due thereon, if any, shall be credited to Purchaser.

14.2         Utilities and Operating Expenses. To the extent not billed directly to tenants, or paid by tenants as part of Additional Rent (as hereinafter defined) or otherwise, water, electricity, sewer, gas, telephone and other utility charges based, to the extent practicable, on final meter readings and final invoices. Any operating expenses that are not paid by the tenants as Additional Rent or otherwise shall be prorated between Purchaser and Seller, with Seller receiving a credit for any operating expenses paid by Seller and related to the period from and after Closing.

14.3         Contracts. Amounts paid or payable under the Contracts other than any Rejected Contracts shall be prorated.

14.4         Assessments. To the extent not paid by tenants as a component of Additional Rent or otherwise, all assessments, general or special, shall be prorated as of the Closing Date, with Seller being responsible for any installments of assessments that are due and payable prior to the Closing Date and Purchaser being responsible for any installments of assessments that are due and payable on or after the Closing Date.

14.5         Base Rent. Purchaser will receive a credit at Closing for the prorated amount of all base or fixed rent payable pursuant to the Leases and all Additional Rents (collectively, “Rent”) previously paid to, or collected by, Seller and attributable to any period following the Closing Date. Rents are “Delinquent” when they were due prior to the Closing Date, and payment thereof has not been made on or before the Closing Date. Delinquent Rent shall not be prorated at Closing. All Rent collected by Purchaser or Seller from each tenant from and after Closing will be applied as follows:  (i) first, to Delinquent Rent owed for the month in which the Closing Date occurs (the “Closing Month”), (ii) second, to any accrued Rents owing to Purchaser, and (iii) third, to Delinquent Rents owing to Seller for the period prior to Closing. Any Rent collected by Purchaser and due Seller will be promptly remitted to Seller. Any Rent collected by Seller and due Purchaser shall be promptly remitted to Purchaser. Purchaser shall use reasonable efforts to collect Delinquent Rents owed to Seller in the ordinary course of its business; provided, however, that Seller hereby retains the right to pursue any tenant under the Leases for any Rent and other sums due Seller for period attributable to Seller’s ownership of the Property; and provided further, however, Seller (i) shall be required to notify Purchaser in writing of Seller’s intention to commence or pursue any legal proceedings; and (ii) shall not be permitted to commence or pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the underlying Lease. “Additional Rents” shall mean any and all amounts due from tenants for operating expenses, common area maintenance charges, taxes, shared utility charges, management fees, insurance costs, other comparable expenses and pass-through charges and any other tenant charges. The provisions of this Section 14.5 shall survive the Closing and the delivery of any conveyance documentation.

14.6         Taxes. To the extent not paid by the tenants directly or payable by tenants as Additional Rent or otherwise, all ad valorem real estate and personal property taxes with respect to the Land and the Improvements shall be prorated as of the Closing Date, based on the most currently available final tax bill and on a cash basis for the calendar year in which the Closing occurs, regardless of the year for which such taxes are assessed.

14.7         Other. Such other items as are customarily prorated in transactions of this nature shall be ratably prorated.

14.8         Adjustments. In the event any prorations made pursuant hereto shall prove incorrect for any reason whatsoever, or in the event the prorations set forth above are estimated on the most currently available (rather than based on the actual final) bills, either party shall be entitled to an adjustment to correct the same provided that it makes written demand on the other within twelve (12) months after the Closing Date. The provisions of this Section 14.8 shall survive Closing.

15.           CLOSING EXPENSES AND DISBURSEMENTS/ACTIONS BY ESCROW HOLDER.

15.1         Closing Expenses. The cost of the CLTA portion of the Title Policy shall be paid by Seller. The premium and any additional costs for the ALTA extended coverage additional to the premium for CLTA coverage, the cost of any endorsements to the Title Policy, the cost of any Updated Survey shall be paid by Purchaser; provided, however, Seller shall pay the cost of any endorsement required to eliminate or ameliorate any Mandatory Cure Item. The escrow fee of Escrow Holder shall be shared equally by Seller and Purchaser. Seller shall pay all documentary transfer taxes and recording fees payable in connection with the recordation of the Grant Deed. Purchaser and Seller shall pay, respectively, the Escrow Holder’s customary charges to buyers and sellers for document drafting and miscellaneous charges. If, as a result of no fault of Purchaser or Seller, Escrow fails to close, Purchaser and Seller shall share equally all of Escrow Holder’s fees and charges.

15.2         Disbursements and Other Actions by Escrow Holder. Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following in the manner indicated:

15.2.1      Prorations. Prorate all matters referenced in Section 14 based upon the statement delivered into Escrow signed by the parties.

15.2.2      Recording. Cause the Deed and any other documents which the parties hereto may mutually direct, to be recorded in the Official Records, in the order directed by the parties.

15.2.3      Funds. Disburse from funds deposited by Purchaser with Escrow Holder towards payment of all items chargeable to the account of Purchaser pursuant hereto in payment of such costs, including, without limitation, the payment of the Purchase Price to Seller, and disburse the balance of such funds, if any, to Purchaser.

15.2.4      Title Policy. Direct the Title Company to issue the Title Policy to Purchaser.

15.2.5      Documents to Seller. Deliver to Seller counterparts of the Assignment of the Lease, the Bill of Sale, and the Assignment of Contracts executed by Purchaser.

15.2.6      Documents to Purchaser. Deliver to Purchaser the original Leases, the Contracts, the FIRPTA Certificate, counterparts of the Assignment of Lease, the Bill of Sale, and the Assignment of Contracts executed by Seller and the letter described in Section 12.10 above addressed to the tenants advising the tenants of this transaction.

16.           DESTRUCTION, LOSS OR DIMINUTION OF PROPERTY.

If, prior to Closing, all or any portion of any or all of the Land and the Improvements is damaged by fire or other natural casualty (collectively “Damage”), or is taken or made subject to condemnation, eminent domain or other governmental acquisition proceedings (collectively “Eminent Domain”), then:

16.1         If the aggregate cost of repair or replacement or the value of the Eminent Domain (collectively, “repair and/or replacement”) is Three Hundred Ten Thousand and No/100 Dollars ($310,000.00) or less, in the opinion of Purchaser’s and Seller’s respective engineering consultants, Purchaser shall close and take the Property as diminished by such events, with an assignment by Seller of (a) any casualty insurance proceeds (together with a credit from Seller to Purchaser of the full amount of any deductible not paid directly by Seller) or (b) condemnation proceeds, and in the case of either (a) or (b), less any amounts reasonably incurred by Seller to repair the Property and collect the insurance proceeds or condemnation award.

16.2         If the aggregate cost of repair and/or replacement is greater than Three Hundred Ten Thousand and No/100 Dollars ($310,000.00), in the opinion of Purchaser’s and Seller’s respective engineering consultants, then Purchaser, at its sole option, may elect either to (i) terminate this Agreement by written notice to Seller delivered within ten (10) days after Purchaser is notified of such Damage or Eminent Domain and the amount to repair and/or replace such Damage, in which event the Deposit shall be returned to Purchaser and neither party shall have any further liability to the other hereunder, except for those liabilities that expressly survive a termination of this Agreement; or (ii) proceed to close and take the Property as diminished by such events, together with an assignment of the proceeds of Seller’s casualty insurance (together with a credit from Seller to Purchaser of the full amount of any deductible not paid directly by Seller) for all Damage (or condemnation awards for any Eminent Domain), less any amounts reasonably incurred by Seller to repair the Property and collect the insurance proceeds or condemnation award.

16.3         In the event of a dispute between Seller and Purchaser with respect to the cost of repair and/or replacement with respect to the matters set forth in this Section 16, an engineer designated by Seller and an engineer designated by Purchaser shall select an independent engineer licensed to practice in the jurisdiction where the Property is located who shall resolve such dispute. All fees, costs and expenses of such third engineer so selected shall be shared equally by Purchaser and Seller.

17.           DEFAULT.

17.1         Default by Seller. If Seller is in material default under any of the covenants and agreements of Seller hereunder or under the Front Buildings Agreement (as hereinafter defined) Purchaser may either (i) terminate Purchaser’s obligations under this Agreement and the Front Buildings Agreement by written notice to Seller, in which event (a) the Deposit and the Deposit under the Front Buildings Agreement (the “Front Buildings Deposit”) shall be returned to Purchaser and (b) upon Purchaser’s receipt of the Deposit and the Front Buildings Deposit, this Agreement shall terminate and neither party shall have any further liability hereunder except for those liabilities that expressly survive a termination of this Agreement and in the event that Seller’s default is intentional, then Seller shall reimburse Purchaser for Purchaser’s actual, third party expenses incurred in connection with Purchaser’s investigations regarding the Property and the Front Buildings (as hereinafter defined), in an amount not to exceed Fifty Thousand Dollars ($50,000.00) in the aggregate under this Agreement and the Front Buildings Agreement (Seller shall reimburse Purchaser for such amounts upon receipt of verifiable third party invoices for such expenses); or (ii) Purchaser may file an action for specific performance. Purchaser shall have no other remedy for any default by Seller. In the event of the failure of any condition precedent to Purchaser’s obligation to close expressly herein set forth, or in the event of the untruth or inaccuracy, in any material respect, of any Seller Representation as of the Contract Date (subject to the limitations contained in Sections 8.3 and 8.4), Purchaser’s sole remedy hereunder, at law or in equity, shall be to terminate this Agreement by delivery of written notice to Seller on or prior to Closing (or such sooner date as may be herein specified), in which event the Deposit shall be returned to Purchaser, and neither party shall have any further liability hereunder except for those liabilities that expressly survive a termination of this Agreement. Notwithstanding the above, in the event this Agreement is terminated as set forth in this paragraph, Seller’s obligations under Section 22 hereof shall remain in full force and effect.

Seller’s Initials	Purchaser’s Initials

17.2         Default by Purchaser. IF PURCHASER COMMITS A DEFAULT UNDER THIS AGREEMENT (IT BEING HEREBY ACKNOWLEDGED AND AGREED THAT A DEFAULT UNDER THE FRONT BUILDINGS AGREEMENT SHALL CONSTITUTE A DEFAULT HEREUNDER), THEN IN ANY SUCH EVENT, THE ESCROW HOLDER MAY BE INSTRUCTED BY SELLER TO CANCEL THE ESCROW AND SELLER SHALL THEREUPON BE RELEASED FROM ITS OBLIGATIONS HEREUNDER. PURCHASER AND SELLER AGREE THAT BASED UPON THE CIRCUMSTANCES NOW EXISTING, KNOWN AND UNKNOWN, IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ESTABLISH SELLER’S DAMAGE BY REASON OF PURCHASER’S DEFAULT UNDER THIS AGREEMENT. ACCORDINGLY, PURCHASER AND SELLER AGREE THAT IN THE EVENT OF DEFAULT BY PURCHASER UNDER THIS AGREEMENT, IT WOULD BE REASONABLE AT SUCH TIME TO AWARD SELLER, AS SELLER’S SOLE AND EXCLUSIVE REMEDY AT LAW, “LIQUIDATED DAMAGES” EQUAL TO (I) THE AMOUNT REPRESENTED BY THE DEPOSIT (AS DEFINED IN SECTION 4 HEREOF) PLUS ANY AND ALL ACCRUED INTEREST THEREON, (II) ANY AND ALL ATTORNEYS’ FEES OR OTHER COSTS INCURRED BY SELLER PURSUANT TO SECTION 19 HEREOF AND (III) ANY AND ALL AMOUNTS FOR WHICH PURCHASER HAS INDEMNIFIED SELLER PURSUANT TO SECTION 6.2 HEREOF.

THEREFORE, IF IT IS DETERMINED THAT PURCHASER HAS COMMITTED A DEFAULT UNDER THIS AGREEMENT, SELLER MAY INSTRUCT THE ESCROW HOLDER TO CANCEL THE ESCROW WHEREUPON ESCROW HOLDER SHALL IMMEDIATELY PAY OVER TO SELLER THE DEPOSIT, IF HELD BY ESCROW HOLDER, TOGETHER WITH ALL INTEREST ACCRUED THEREON, AND SELLER SHALL BE RELIEVED FROM ALL OBLIGATIONS AND LIABILITIES HEREUNDER, AND, PROMPTLY FOLLOWING ESCROW HOLDER’S RECEIPT OF SUCH INSTRUCTION, ESCROW HOLDER SHALL CANCEL THE ESCROW. THE TERMS OF THIS SECTION 17.2 SHALL NOT BE DEEMED TO LIMIT SELLER’S REMEDIES FOR A DEFAULT UNDER THE FRONT BUILDINGS AGREEMENT.

SELLER AND PURCHASER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 17.2 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

Seller’s Initials	Purchaser’s Initials

In the event Purchaser advises Seller, any agent of Seller or Escrow Holder that Purchaser is unable or unwilling to proceed to Closing on or prior to the Closing Date, Seller shall be entitled to immediately collect the Deposit and shall not be obligated to proceed to Closing and present the Deed and the other conveyance documents as a condition to collecting the Deposit. All of the foregoing shall be without limitation upon the rights and remedies of Seller hereunder, at law or in equity, in the event of a default by Purchaser pursuant to Sections 6.1, 6.2, 6.3, 19 or 22 or any covenant, agreement, indemnity, representation or warranty of Purchaser that survives the Closing or the termination of this Agreement.

18.           SUCCESSORS AND ASSIGNS.

Neither party shall assign this Agreement without the prior written consent of the other, except that Seller may assign its interest in and obligations under this Agreement to a so-called “Qualified Intermediary” in order to accomplish the Exchange. Notwithstanding the foregoing, Purchaser may assign all of its rights, title, liability, interest and obligation pursuant to this Agreement to one or more entities affiliated with Purchaser provided that (i) no such assignment shall act to release Purchaser hereunder and (ii) Purchaser provides Seller with a copy of a written assignment agreement between Purchaser and its affiliate, which instrument shall be in form reasonably acceptable to Seller.

19.           LITIGATION.

In the event of litigation between the parties with respect to the Property, this Agreement, the performance of their respective obligations hereunder or the effect of a termination under this Agreement, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation, including, but not limited to, reasonable attorneys’ fees of counsel selected by the prevailing party. Notwithstanding any provision of this Agreement to the contrary, the obligations of the parties under this Section 19 shall survive termination of this Agreement or the Closing and the delivery of any conveyance documentation.

20.           NOTICES.

Any notice, demand or request which may be permitted, required or desired to be given in connection therewith shall be given in writing and directed to Seller and Purchaser as follows:

Seller:                                                                                                                                                                                                                First Industrial Realty Trust, Inc.

311 South Wacker Drive, Suite 4000

Chicago, Illinois  60606

Attn:       James Redland

Fax:         (312) 895-9359

With a copy to its attorneys:                                                                                       Barack Ferrazzano Kirschbaum
   Perlman & Nagelberg LLP

333 West Wacker Drive, Suite 2700

Chicago, Illinois  60606

Attn:       Mark J. Beaubien, Esq.

Fax:         (312) 984-3150

Purchaser:                                                                                                                                                                                        c/o Cornerstone Ventures Inc.
4590 MacArthur Blvd., Suite 610
Newport Beach, California  92660
Attn:       Dominic Petrucci
Fax:         (949) 250-0592

With a copy to its attorneys:                                                                                       Carson Messinger Elliott Laughlin &
   Ragan, P.L.L.C.
3300 North Central Avenue, Suite 1900
P.O. Box 33907
Phoenix, Arizona  85067
Attn:       James A. Burns, Esq.
Fax:         (602) 277-4507

Notices shall be deemed properly delivered and received:  (i) when and if personally delivered; or (ii) one (1) business day after deposit with Federal Express or other comparable commercial overnight courier; or (iii) the same day when sent by confirmed facsimile before 5:00 p.m. (Pacific Time). Notices may be delivered on behalf of the parties by their respective attorneys.

21.           BENEFIT.

This Agreement is for the benefit only of the parties hereto and no other person or entity shall be entitled to rely hereon, receive any benefit herefrom or enforce against any party hereto any provision hereof.

22.           BROKERAGE.

Each party hereto represents and warrants to the other that it has dealt with no brokers or finders in connection with this transaction, except for VOIT Commercial (“Broker”). Seller shall pay any brokers’ commission due to Broker pursuant to the terms of a separate agreement between Seller and Broker. Purchaser hereby indemnifies, protects, defends and holds Seller and the Seller’s Indemnified Parties harmless from and against all Losses suffered or incurred by any or all of Seller and the Seller’s Indemnified Parties resulting from the claims of any broker, finder or other such party (excluding Broker) in connection with the transactions contemplated by this Agreement claiming by, through or under the acts or agreements of Seller. Seller hereby indemnifies, protects, defends and holds Purchaser and the Purchaser Indemnified Parties harmless from and against all Losses suffered or incurred by any or all of Purchaser and the Purchaser Indemnified Parties resulting from the claims of any broker, finder or other such party (including Broker) in connection with the transactions contemplated by this Agreement claiming by, through or under the acts or agreements of Seller. The obligations of the parties pursuant to this Section 22 shall survive any termination of this Agreement.

23.           MISCELLANEOUS.

23.1         Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, letters of intent and proposals are merged into this Agreement. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

23.2         Time of the Essence. Time is of the essence of this Agreement. If any date herein set forth for the performance of any obligations by Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term “legal holiday” means any state or federal holiday for which financial institutions or post offices are generally closed in the State of California for observance thereof.

23.3         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

23.4         Partial Invalidity. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

23.5         No Recording. Neither this Agreement nor any memorandum thereof shall be recorded and the act of recording by Purchaser shall be deemed a default by Purchaser hereunder.

23.6         Counterparts; Facsimile. This Agreement may be executed in multiple counterparts and shall be valid and binding with the same force and effect as if all parties had executed the same Agreement. A fully executed facsimile copy of this Agreement shall be effective as an original.

23.7         Construction of Agreement. In construing this Agreement, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Agreement. Whenever required by the context, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it. All Exhibits attached hereto are incorporated in this Agreement by reference thereto.

23.8         No Oral Modification or Waiver. This Agreement may not be changed or amended orally, but only by an agreement in writing. No waiver shall be effective hereunder unless given in writing, and waiver shall not be inferred from any conduct of either party.

23.9         Survival. Only those covenants, agreements, undertakings and representations and warranties of Seller that expressly survive Closing pursuant to the terms of the Agreement shall survive Closing and the delivery of any conveyance documentation for the period herein set forth and all of the other covenants, agreements, undertakings and representations and warranties of Seller contained herein shall not survive Closing and shall merge into the conveyance documentation delivered at Closing.

23.10       Natural Hazard Disclosure Requirement Compliance. Purchaser and Seller acknowledge that Seller may be required to disclose if the Property lies within the following natural hazard areas or zones:  (i) a special flood hazard area designated by the Federal Emergency Management Agency (California Civil Code Section 1103(c)(1)); (ii) an area of potential flooding (California Government Code Section 8589.4); (iii) a very high fire hazard severity zone (California Government Code Section 51178 et seq.); (iv) a wild land area that may contain substantial forest fire risks and hazards (Public Resources Code Section 4135); (v) earthquake fault zone (Public Resources Code Section 2622); or (vi) a seismic hazard zone (Public Resources Code Section 2696) (sometimes all of the preceding are herein collectively called the “Natural Hazard Matters”). Escrow Agent is hereby instructed to engage a disclosure provider (who, in such capacity, is herein called the “Natural Hazard Expert”) to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling Seller to fulfill its disclosure obligations, if and to the extent such obligations exist, with respect to the natural hazards referred to in California Civil Code Section 1103 and to report the result of its examination to Purchaser and Seller in writing. The written report prepared by the Natural Hazard Expert regarding the results of its full examination (the “Natural Hazard Report”) will fully and completely discharge Seller from its disclosure obligations referred to herein, if and to the extent any such obligations exist, and, for the purpose of this Agreement, the provisions of Civil Code Section 1103.4 regarding non-liability of Seller for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. The Natural Hazard Report shall be prepared at Seller’s sole cost and expense. Purchaser agrees to provide Seller with a written acknowledgment of its receipt of the Natural Hazard Report. Purchaser may terminate the Agreement if the Natural Hazard Report discloses a condition which has a material adverse impact on the Property, so long as Purchaser notifies Seller of Purchaser’s intention to terminate within three (3) business days of Purchaser’s receipt of the Natural Hazard Report.

24.           PURCHASER’S RIGHT TO AUDIT. Upon Purchaser’s request, for a period of two (2) years after Closing, Seller shall make the Operating Statements and any and all books, records, tax returns of Seller (but not of the individual members, shareholders or partners of Seller), correspondence, financial data, Leases, delinquency reports and all other documents and matters maintained by Seller or its agents and relating to receipts and expenditures pertaining to the Property for the three (3) most recent full calendar years and the current calendar year (collectively, the “Records”) available to Purchaser for inspection, copying and audit by Purchaser’s designated accountants, and at Purchaser’s expense. Seller shall provide Purchaser, but without expense to Seller, with copies of, or access to, such factual information as may be reasonably requested by Purchaser or its designated accountants, and in the possession or control of Seller, to enable Purchaser to file any filings required by the Securities and Exchange Commission in connection with the purchase of the Property. As soon as is reasonably practical after the Contract Date, but in all events, on or prior to the Approval Date, Purchaser and Seller shall use good faith, reasonable efforts to mutually agree upon the form of audit representation letter that Seller shall execute and deliver to Purchaser upon Purchaser’s request pursuant to this Section 24.

25.           CONDITION PRECEDENT. The purchase and sale of that certain real property commonly known as 14912, 14920, 14928, and 14938 Shoemaker Avenue, Santa Fe Springs, California (the “Front Buildings”) contemplated by that certain Agreement of Purchase and Sale between Purchaser and Seller as of the date hereof (the “Front Buildings Agreement”) shall occur contemporaneously with the Closing hereunder. In the event that Buyer terminates the Front Buildings Agreement prior to Closing pursuant to any right of Buyer to terminate the Front Buildings Agreement other than due to a default by Seller thereunder, such termination shall constitute an automatic and mandatory termination of this Agreement and shall be deemed a failure of a condition precedent hereunder. In the event of a termination of this Agreement pursuant to the immediately preceding sentence, the Deposit and the Front Buildings Deposit shall be promptly returned to Purchaser and neither party shall have any further obligation or liability hereunder except for such obligations and liabilities that expressly survive termination.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Purchase and Sale on the date first above written.

SELLER: FIRST INDUSTRIAL HARRISBURG, L.P., a Delaware limited partnership

By:	First Industrial Harrisburg Corporation, a Maryland corporation

By:	/s/ Donald R. Stoffle
Name:	Donald R. Stoffle
Title:	Authorized Signatory

[SIGNATURES CONTINUED]

S-1

PURCHASER: CORNERSTONE REALTY FUND, L.L.C., a California limited liability company

By:	Cornerstone Industrial Properties, L.L.C., a California limited liability company, its Managing Member

By:	Cornerstone Ventures, Inc., a California corporation, its Managing Member

By:	/s/ Dominic Petrucci
Name:	Dominic Petrucci
Its:	COO

S-2

Acceptance by Escrow Holder:

First American Title Insurance Company hereby acknowledges that it has received originally executed counterparts or a fully executed original of the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Holder thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.

Dated: June 16, 2006	FIRST AMERICAN TITLE INSURANCE COMPANY

	By:	/s/ Dick Seidel
	Print Name:	Dick Seidel
	Print Title:	Vice President